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Exhibit 99.1



                     NOTICE TO EMPLOYEES


                        August 5, 2004

           Joseph H. Lubenstein to leave the company


     Today I have the task of informing you that Joseph H. Lubenstein, President of the company's Kaman Aerospace subsidiary, is leaving the company. Effective immediately and until further notice, all those who reported directly to Joe will report directly to me. I am in discussions with these individuals and they will soon be able to provide you more detail concerning our leadership structure going forward.

     It is important that you all know that the reorganization process we have been working on these past several months will proceed essentially as before and that Kaman is committed to taking advantage of all the work that has been done to position the company for growth in the months and years ahead.

     I thank you all for your continuing hard work and dedication.



                            Paul R. Kuhn
                            Chairman, President, and CEO
                            Kaman Corporation















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